Contract
No.: (2003) Hao He Zi No.1

The three parties in this contract are:
Party A: Haoran Industrial Company, Huicheng District, Huizhou City
Legal Representative: Zhong Guanbin    Title: Chairman of the board
Address: Xinjian Road No. 52, Huizhou City

Party B: HuiZhou NIVS AUDIO & VIDEO TECH CO.,LTD
Legal Representative: Li Tianfu               Title: General Manager
Address: NIVS Hi-tech Park, Wushi Industrial area, Huizhou City

Party C: Shuikou County Real Estate Development Corporation
Legal Representative: Xu Zhaofa            Title: General Manager
Address: Shuikou County, Huizhou City

In accordance with the stipulations in the relevant national laws and regulations, on the principles of equality, voluntary willingness, compensation as well as honest and credit, the three parties concluded this contract through negotiations.

Article 1. Party A transfers the use right of the land that is located in Wei Village, Lianhe Ridge, Shuikou County (the part near to the fourth ring) with an area of 184,810 square meters to Party B.

The ownership of the land has been identified by Municipal Land and Resources Bureau and the certificate has been issued. The original “State-Owned Land Use Certificate” No. is Hui Fu Guo Yong (2003) No. 1321161017. The land No. is 16-02-3255. The land’s map No. is F-50-25-148. Regarding to its detailed location and the coordination of the boundary points, please refer to the map in the appendix. The transfer term for this land is 40 years. The term will expire on July 18th, 2042. The land use nature is for industrial use. Upon the completion of the transfer, two state-owned land use certificates will be transferred to the name of Party B, with the areas of 124,810 square meters and 60,000 square meters respectively.

The use right of the building, auxiliaries as well as the land use right within the mentioned land scope are transferred to Party B together. Party B has no any objection on the current status of the land.

Upon the signature of this contract as well as Party B’s payment of the deposit, it will indicate that Party A has handed over the land to Party B. No other land transfer procedure shall be gone through separately. The state-owned land use certificate shall be handed over to Party B on the same day as the guarantee procedures are done in accordance with the stipulations in Article 6 hereof.

Article 2. The concluded price for the land use transfer is eighteen million, seven hundred and ninety-nine thousand, nine hundred and eight-two RMB (amount in figures: 18,799,982 RMB). The unit price is 101.726 RMB/square meter.

Article 3. Payment terms. Through the mutual negotiations between Party A and Party B, they agree that the concluded price will be paid by the following installments.

(1) On the date of concluding this contract, Party B will pay Party A 4,000,000 RMB whole as the deposit.

(2) The remaining part will be paid by installments. The way of payment by installment is: the payment will be started as of February 2004 (the month of February included) until all the transfer price is paid off. At least 1 million RMB (amount in figures: 1,000,000 RMB) shall be paid each month. The payment date shall be prior to the 15th day of each month.

In case that Party B does not pay the transfer fee as stipulated here, Party B shall be liable for the breach penalty equivalent to 0.021% of the amount of overdue payment per overdue day. In case that Party B’s overdue payment accumulatively reaches or goes beyond 1,500,000 RMB, the total transfer fee will be due. Party A is entitled to demand for all the unpaid transfer fee, to withdraw the land use right as well as to ask Party B to undertake liabilities for all the economic losses.

Article 4. Party A is liable for all the taxes related to the transfer of land use right whatever the amount is. After the land use right has been transferred to the name of Party B, Party B shall be liable for the necessary taxes related to the retransfer, which has nothing to do with Party A.

Article 5. Upon Party A’s receipt of the deposit, Party A and Party B shall, with all the relevant materials, go through transfer registration procedures for the land use right in Land and Resource Bureau. Party A shall transfer the “Stated-Owned Land Use Certificate” to the name of Party B within 30 days as of the receipt of deposit.

Article 6. Warranty

(1) Before Party B pays off the land transfer fee, use right of the land with an area of 60,000 square meters in this transfer will be used as a mortgage. After going through the transfer procedures of State-Owned Land Use Certificate, Party A and Party B will conclude “Mortgage and Security Agreement” separately.

(2) Before paying off the entire land transfer fee, Party B agrees to use all the production equipments as the mortgage. Without Party A’s consent, Party B shall not move, sell, lease or mortgage its production equipment to the others. Provided that, within the mortgage term, Party B moves the assets, Party A is entitled to take necessary measures to stop it.

(3) Before paying off the entire transfer fee, Party B promises that it will not change the shareholding structure and the legal representative.

(4) Before paying off the entire transfer fee, Party B promises that it will not transfer the transferred land use right and the auxiliaries on the land externally.

(5) Party B guarantees that it will begin to level the transfer land before February 28th, 2004 and complete the construction report and start construction before March 30th, 2004, otherwise, it will be regarded as Party B’s breach of the contract. Party A is entitled to terminate the contract and to withdraw the land use right.

Article 7. In case that Party A withholds the fact that such conditions as the ownership disputes, co-ownership, lease, mortgage, sealed-up or non-compliance with the transfer conditions exists in the land, Party A shall be undertaken the caused economic and legal liabilities for Party B. While going through the transfer procedures, Party A shall comply with the area stipulated in the contract, the land nature, the use terms and so on to proceed the title transfer registration formalities, and shall not make amendments, otherwise it will be regarded as a violation of the contract.

Article 8. Party B shall be responsible for leveling the transferred land and taking care of the facilities within the scope of the transferred land.

Article 9. Party C provides assistance in going through the transfer procedures of this contract, which guarantees that there is no dispute on the ownership.

Article 10. Party C guarantee that such infrastructures as water, electricity and communications will be connected until the border of the land before September 15th, 2004. Besides, the normal use and application of this mentioned infrastructures should be assured. Before March 15th, 2004, it shall be assured that the roadbed will be established till the border of this land. Party A has a monitoring obligation towards this.

Article 11. Party A agrees to pay 300,000 RMB to Party C as the administration fee. Party C has a duty of supervising the parties to strictly fulfill the stipulations herein within the contract’s validity term. In case that any dispute rise during the fulfillment hereof, Party C shall coordinate and find a solution.

Article 12. As for any other matters that are not stipulated in this contract, Party A and Party B may conclude agreements as the appendix to this contract that has the equal legal force as this contract has.

Article 13. The transferred area of the land in this contract that belongs to the original land division is not in keeping with the red line drawing. Therefore, before signing this contract, Party A, Party B and Party C shall mark a new red line drawing on the original red line drawing and seal it for confirmation. The new red line drawing shall be consistent with the new State-Owned Land Certificate as well as the map of the land. Besides, this new drawing shall be used as the first appendix to this contract.

Article 14. The conclusion, validity, interpretation, fulfillment and disputes of this contract are all governed by the laws of the People’s Republic of China.

Article 15. In case that any dispute rises due to the execution of this contract, the two disputing Parties or the three Parties try to settle them through negotiations. Provided that no agreement is reached, a lawsuit may be filed to the People’s Court in accordance with the law.

Article 16. This contract has four original copies. Party A, Party B, Party C and Shuikou County People’s Government holds one respectively.

Article 17. Upon the signature and the official seals of the three Parties’ legal representatives (or authorized agents), this contract enters into force.

Party A: Haoran Industrial Company, Huicheng District, Huizhou City (Seal)
Legal Representative (signature and seal): /s/ Zhong Guanbin (Seal)

Date: November 24th, 2003

Party B: Huizhou NIVS AUDIO & VIDEO TECH CO., LTD (Seal)
Legal Representative (signature and seal): /s/ Li Tianfu (Seal)

Date: November 24th, 2003